UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2024

YONG BAI CHAO NEW RETAIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52129	20-3626387
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)

No. 3205-3209, South Building, No. 3, Intelligence Industrial Park, No. 39 Hulan West Road, Baoshan District, Shanghai, China

(Address of principal executive offices)

+86-135-8568-1065

(Issuer’s telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

Effective as of September 25, 2024, Mr. Baobin He resigned as the Chief Executive Officer, and Director of Yong Bai Chao New Retail Corporation (the “Company”).

Appointment of Directors and Officers

Effective as of September 25, 2024, Mr. Daohong Yuan and Mr. Ye Yuan became  Directors of the Company.

Effective as of September 25, 2024, the Board of Directors of the Company appointed Mr. Daohong Yuan to serve as its Chief Executive Officer and Chief Financial Officer.

The Company has no compensation arrangements with either of Messrs. Daohong Yuan or Ye Yuan. Mr. Daohong Yuan and Mr. Ye Yuan are  brothers and shall be considered related parties for SEC disclosure purposes.

Biographical Information

Mr. Daohong Yuan, age 37 – From 2024 through the present, Mr. Yuan has served as Chairman of the Board of Directors of China Private Economic Investment Group Co., Ltd. In 2023, he served as President of Beijing Private Economic Development and Promotion Association. In 2023, he served as President of Beijing Farmer Shop Technology Research Institute. From 2022 to present, he has served as General President of Beijing Business Research College. In 2015, he served as Chairman and CEO of Nongfu Shop Development Group Co., Ltd. From 2014 to 2015, he served as General Manager and Technology President of TengI Information Technology Co., Ltd. From 2009 to 2013, he served as General Manager and Technology President of Jilin Tengyi Network Technology Co., Ltd. The Company believes the Mr. Yuan is well suited to be a Director due to his experience in international senior level management and as a company officer. Mr. Yuan has a Master of Business Administration and a Major in Computer Network Technology, from the Jilin University, an Honorary PhD in Computer Science and Technology from Columbia University, a Master of International Management from Teeside University, a Doctor of Business Administration from the American University of Management Technology, and an EMBA from the City University of Hong Kong.

Mr. Ye Yuan, age 35 – From July 2023 through the present, Mr. Ye has been the  President of the Technical Operation Department of Nongfu Shop, where he is  responsible for the technical support for the operation and maintenance of all online platforms of Nongfu Shop Group. From March 2019 to May 2020, he served as Nongfu Shop’s General Manager of the Project Department. From February 2018 to February 2019, he served as the Technical Manager of Nongfu Shop. From January 2017 to January 2018, he served as the Product Manager of Nongfu Shop. The Company believes that Mr. Ye is well qualified to be a Director due to his extensive senior management. Mr. Ye graduated with a Major in E-Commerce from Jilin Economic Management Cadre Institute.

Correction of past Form 8-K

On September 25, 2024, the Company filed a Form 8-K disclosing that the “(…) the main business of the company was changed to digital new retail industry, and the company name was changed to Nongfu Shop Digital New Retail Co., LTD, (…).”The Company has  no current operating business and no change to its corporate name has been authorized.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Yong Bai Chao New Retail Corporation

Dated: December 16, 2024

By:	/s/ Daohong Yuan

Daohong Yuan

Chairman and Chief Executive Officer

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